EXHIBIT 23.1
HARVEST NATURAL RESOURCES, INC.
INDEPENDENT PETROLEUM ENGINEERS’ CONSENT
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115841, 333-94823, 333-49114 and 333-85900) and Form S-3 (No. 333-162858) of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our reports dated February 26, 2010 relating to the reserve reports, which appears in this Annual Report on Form 10-K/A.

/s/ Ryder Scott Company, L.P.
Denver, Colorado
March 16, 2011